UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 25, 2007
Date of Report (Date of earliest event reported)
ZUNICOM, INC.
(Exact name of registrant as specified in its charter)

Texas	0-27210	75-2408297

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

4315 West Lovers Lane Dallas, Texas	75209

(Address of principal executive offices)	(Zip Code)
(214) 352-8674
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01 Changes in Registrant's Certifying Accountant
9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-16 Exhibit 16.

Item 4.01        Changes in Registrant’s Certifying Accountant.

            On June 25, 2007, the Board of Directors of the Company approved a resolution to dismiss  the Company’s independent registered public accounting firm, KBA Group LLP, and retain the accounting firm Horwath Orenstein LLP of Toronto, Canada. The Company’s operations are now conducted through its wholly owned subsidiary, AlphaNet Hospitality Systems, Inc., that is based in Toronto, Canada. KBA Group LLP is located in Dallas, Texas. In deciding to change accountants, the Board concluded that having an accounting firm in the same city, Toronto, Canada, as its principal operations will save the Company accounting fees and expenses. Our relationship with KBA Group LLP ended on June 28, 2007 for purposes of audit services. The Company anticipates that it will continue to use KBA Group LLP for tax related services.

            KBA Group LLP issued its report on the Company’s financial statements for the Company’s 2005 and 2006 fiscal years. Neither report contained an adverse opinion nor disclaimer of opinion or was modified as to audit scope or accounting principles. The Company did not have any disagreement with KBA Group LLP.

            During the Company's two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 to June 25, 2007, there were no disagreements with KBA Group LLP on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.  There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K during the Company's two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 to the date of this Report, June 25, 2007, other than the internal control deficiency constituting a material weakness disclosed in the Form 10-Q for the three months ended March 31, 2007.

In May 2007, KBA Group, LLP, advised us that in connection with the review of our consolidated financial statements for the three months ended March 31, 2007, they noted an internal control deficiency constituting a material weakness as defined in professional standards. The noted weakness was essentially a lack of personnel to prepare and file, timely,  SEC reports. The Company experienced a significant loss of experienced personnel in connection with Universal Power Group’s IPO. The Company does not now have any employees. As a result, we relied on the services of a consultant to complete our quarterly report on SEC Form 10-Q. The Company has initiated measures to eliminate any recurrence of deficiency in future reporting, including educating AlphaNet employees in the reporting process and retaining consultants when necessary to prepare SEC reports.  We have not and do not anticipate restating any prior period because of this perceived deficiency.

Based on the steps taken, management (i) believes that the consolidated financial statements included in this 10-Q are fairly stated in all material respects and (ii) does not believe that the material weakness described above will continue.

The Company anticipates entering into an engagement agreement with Horwath Orenstein LLP in the near future and will file the required Current Report on Form 8-K concurrent with that event.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits

16.              KBA Group LLP letter dated July 20, 2007 on change in certifying accountant.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUNICOM, INC.
Date: July 20, 2007	By:	/s/ WILLIAM TAN
William Tan
Chairman

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

EX-16	Exhibit 16.